Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.03

FINAL

Amended and Restated

Component Services and Pooling Agreement

Between

CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (VOLARIS)

and

AVEOS FLEET PERFORMANCE INC.

Dated as of February 10th, 2009

FINAL

TABLE OF CONTENTS

Cover Page			1
Section 1	DEFINITIONS AND CONSTRUCTION		4
	1.1	Definitions	4
	1.2	Construction	8

Section 2	PROGRAM SERVICES		8
	2.1	Program Services	8
	2.2	In-Scope Services	8
	2.3	INTENTIONALLY LEFT IN BLANK	9
	2.4	Out-of-Scope Services	9
	2.5	Consumables and Expendables Support	9
	2.6	INTENTIONALLY LEFT IN BLANK	10
	2.7	ATEC and Inventory Warehouse in Toluca	10
	2.8	AOG Support	10

Section 3	PROGRAM SERVICES SPECIFICATIONS		10
	3.1	Components	10
	3.2	Component / Parts Certification	10
	3.3	AVEOS On-site services representative	11
	3.4	Facilities	12
	3.5	Shipping	12
	3.6	PMA Parts, DERs and engineering support	13
	3.7	BER	13
	3.8	Obsolescence	13
	3.9	Periodic meetings	13
	3.10	Reporting and documentation	13
	3.11	Changes to Part Number List	14
	3.12	Tooling and equipment	14
	3.13	New aircraft inductions and removals	14
	3.14	Standards	15
	3.15	Part Exchange Process	15
	3.16	Intentionally Left Blank	15
	3.17	Intentionally Left Blank	15

Section 4	INTENTIONALLY LEFT BLANK		15

Section 5	PRICING		15
	5.1	Currency	15
	5.2	Cost Per Flight Hour	15
	5.3	Over and Above Rates	15
	5.4	Other rates	16
	5.5	Escalation	16
	5.6	Set-off	16
	5.7	Invoicing and payment	17
	5.8	Disputed amounts	18
	5.9	Overdue amount	18
	5.10	Early payment discount	18
	5.11	Reconciliation	18

Section 6	PERFORMANCE REQUIREMENTS		18
	6.1	Intentionally Left Blank	18
	6.2	Intentionally Left Blank	18
	6.3	Defect	18
	6.4	NFF	19

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	6.5	Warranties	19
	6.6	VOLARIS engineering and reliability	20
		6.6.1 Reliability performance	20
		6.6.2 Rogue Parts	21

Section 7	INDEMNITY AND INSURANCE		21
	7.1	Indemnification	21
	7.2	Limitation on liability	22
	7.3	Insurance requirements	22

Section 8	TERM AND TERMINATION		23
	8.1	Term	23
	8.2	Termination	23
		8.2.1 Termination for market conditions	23
		8.2.2 Termination for material default	23
		8.2.3 VOLARIS’s merger and acquisition	23
		8.2.4 Other termination by VOLARIS	24
		8.2.5 Other termination by AVEOS	24
		8.2.6 Termination due to performance	24
	8.3	General provisions regarding termination	24

Section 9	MISCELLANEOUS PROVISIONS		25
	9.1	Title to Components and Parts	25
	9.2	Other fines and penalties	25
	9.3	Taxes and Duties	25
	9.4	Notices	26
	9.5	Assignment	27
	9.6	Further assurances	27
	9.7	Confidentiality	27
	9.8	Disputes	28
	9.9	Governing law	28
	9.10	Order of precedence	29
	9.11	Entire Agreement	29
	9.12	Severability and interpretation	29
	9.13	Benefit of the Agreement	29
	9.14	Counterparts	29

	APPENDIX A: AIRCRAFT LIST		31

	APPENDIX B: PRICING		32

	APPENDIX C: CONSUMABLES AND EXPENDABLES		33

	APPENDIX D: ADDITIONAL SERVICES		37

	APPENDIX E: PARTS EXCHANGE PROCESS		38

	APPENDIX F: ENGINEERING SERVICES		39

	APPENDIX G: SOFT-TIMES FOR COMPONENTS		41

	APPENDIX H: PROGRAM SERVICES PERFORMANCE		42

	APPENDIX I: COMPONENT PARTS LIST		45

FINAL

AMENDED AND RESTATED COMPONENT MAINTENANCE SERVICES AND POOLING AGREEMENT

THIS AMENDED AND RESTATED COMPONENT SERVICES AND POOLING AGREEMENT (as subsequently amended or modified as provided herein, this “Agreement”), dated as of February 10th, 2009, is made by and between CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V., located at Prolongación Paseo de la Reforma 490, primer piso, Colonia Santa Fe Peña Blanca, Código Postal 01210, Delegación Álvaro Obregón, Mexico, Distrito Federal, hereinafter referred to as “VOLARIS” or “Customer” and AVEOS FLEET PERFORMANCE INC., having its head office located at 2311 Boulevard Alfred-Nobel, Saint-Laurent, Quebec, Canada, hereinafter referred to as “AVEOS” or “Service Provider” (and together with VOLARIS the “Parties”). Capitalized terms used and not otherwise defined elsewhere herein shall have the meaning set forth in Section 1 below.

Recitals

WHEREAS, VOLARIS requires component provision, inventory pooling and related support services, together with incidental maintenance, repair, overhaul and related logistics services, with respect to its A320 Family Fleet and all other services and materials included in this Agreement; and

WHEREAS, AVEOS is prepared to provide such services to VOLARIS on the terms and conditions set forth herein.

Agreement

NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, VOLARIS and AVEOS agree as follows:

SECTION 1: DEFINITIONS AND CONSTRUCTION

1.1	Definitions

For the purpose of this Agreement, the following capitalized terms shall have the meanings set forth in this Section 1.1:

“AD” means Airworthiness Directive.

“Allotment Inventory” means Components or Parts, owned by a third party, on allotment inventory in Toluca.

“Alternate Part” means a Component (as defined below) that serves the same function and occupies the same relative position on an aircraft or engine as a Primary Part, but that is not included on the parts list in Appendix I.

“AOG” means Aircraft on Ground.

“AOG Requirement” has the meaning set forth in Section 2.8 and Appendix E.

“ATEC” means the services related to the installation in Toluca, Mexico, operation and availability to VOLARIS of an automated test equipment computer as detailed in Appendix D.

“A320 Family Fleet” means Airbus A-319 and A-320, fleet operated by VOLARIS and/or any other Grupo VOLARIS Airline.

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“BER” means Beyond Economical Repair.

“BITE” shall mean Built In Test Equipment.

“Business Days” means a day other than Saturdays and Sundays in which commercial banks are open in USA, Mexico or Canada, as applicable.

“CMM” means Component Maintenance Manual.

“Component” means any self-contained Rotable or Repairable Part, or combination of Parts, sub-assemblies or units, which perform a distinctive function necessary to the operation of a system. The word Component includes the Primary Parts and the Alternate Parts as set out in Appendix I.

“Component Services and Pooling Agreement” means this Agreement, including Appendixes and any amendments hereto.

“Consignment Inventory” has the meaning set forth in Section 1 of Appendix C.

“Consumable” or “Consumable Part” means the collection of low value Parts such as nuts, bolts, washers, pins, rivets, gaskets, lubricants, etc. which are used or consumed in assembling an Engine, Component or Part.

“Consumables and Expendables Initial Inventory” has the meaning set forth in Section 2.3.

“Consumables and Expendables Support” means the Program Services to be provided by AVEOS to VOLARIS according to Section 2 of Appendix C.

“Core Unit” has the meaning set forth in Appendix E.

“CPFH Rate” or “Cost per Flight Hour Rate” means the price for In-Scope Services specified in Section 5.2. of this Agreement.

“Currency” or “Dollars” means United States of America dollars.

“Day” shall mean a calendar day.

“DER” means Designated Engineering Representative.

“Designated Location” shall mean any of the following: TLC (Toluca International Airport), MEX (Benito Juarez International Airport, Mexico City, Mexico), and TIJ (Tijuana International Airport, Tijuana, Mexico).

“DOD” means Domestic Object Damage.

“EASA” means European Aero Space Agency.

“Effective Date” shall have the meaning set forth in Section 8.1.

“Engine” means the thrust generating device(s), as installed on an aircraft of the A320 Family Fleet, complete with QEC, or quick engine change components.

“Engine LRU” means a Component or Part that can be removed from an Engine and replaced in a reasonable amount of time, while an Engine is still installed on an aircraft.

FINAL

“Exchange Component” means a Component that is provided as part of the Exchange Program by AVEOS.

“Exchange Program” has the meaning according to Section 2.7 hereof.

“Exchange Support” has the meaning according to Appendix E.

“Expendable Part” or “Expendable” means any Part for which no authorized Repair procedure exists, or whose cost of Repair would normally exceed that of replacement cost.

“FAA” means Federal Aviation Administration.

“Federal Aviation Regulation (FAR)” means Federal Aviation Regulations in the United States of America as in effect from time to time.

“Flight Hour” means each hour or part thereof elapsing from the moment the wheels of an aircraft leave the ground on take-off until the wheels of such aircraft next touch the ground. For example if the time between wheels of an aircraft leaving the ground on take-off until the wheels of such aircraft next touching the ground is 95 minutes, then the Flight Hours is equal to 1.58 Flight Hours.

“FOD” means Foreign Object Damage.

“Force Majeure” means any caused outside of the reasonable control of either Party such as acts of God or government, civil commotion, military authority, war, riots, and fire.

“Initial Term” has the meaning set forth in Section 8.1.

“In-Scope Services” are the services specified in Section 2.2 that are included in the CPFH Rate.

“Inventory Warehouse in Toluca” has the meaning set forth in Appendix D.

“IPC” means Illustrated Parts Catalog.

“Life Limited Part” or “LLP” A Part for which an appropriate authority has specified a time after which the Part must be removed from service.

“LRU” means Line Replaceable Unit.

“Maintenance” means work performed on a Component or Part thereof such as test, Repair and/or Overhaul.

“Minimum Annual Guaranteed Flight Hours” shall mean 3,000 flight hours per Aircraft per year. (or the pro-rata amount minimum flying hours in the case of an aircraft being delivered or removed from service on any day other than the first day of the year).

“Minimum Monthly Flight Hours” shall mean 250 flight hours per Aircraft per month. (or the pro-rata amount minimum flying hours in the case of an aircraft being delivered or removed from service on any day other than the first day of the month).

“MPM” means Maintenance Procedures Manual.

“MTBF” means Mean Time Between Failure.

“MTBR” means Mean Time Between Removal.

FINAL

“MTTF” means Mean Time to Failure as per Section 6.6.1.

“NFF” or “No Fault Found” has the meaning set forth in Section 6.4.

“OEM” means Original Equipment Manufacturer

“Out-of-Scope Services” are the Program Services specified in Section 2.4, which services are not included in the CPFH Rate and will be charged for at the Over and Above Rates.

“Overhaul” means the restoration of a Component to a complete renewal that will be equal to or higher than the manufacturer’s standards.

“Over and Above Rates” means the rates for Out-of-Scope Services that are specified in Section 5.3.

“Part” means one piece or two pieces joined together, which are not normally subject to disassembly without destruction of the designed use.

“Performance Measurement” has the meaning set forth in Section 6.6.1.

“PFR” means Post Flight Report.

“PMA” means Parts Manufacturing Approval.

“Primary Part” means each of the Components included in the parts list in Appendix I, for which a given function and position on the aircraft is included on such parts list.

“Program Services” has the meaning set forth in Section 2.1.

“Reliability Performance Penalties” means penalties specified in Section 6.6.1

“Repair” means the restoration of a Component to a serviceable and airworthy condition in accordance with the applicable aviation authority.

“Repairable Part” means a Component commonly economical to Repair and subject to being rehabilitated to a fully serviceable condition over a period less than the life of the flight equipment to which it is related.

“Rogue Part” has the meaning set forth in Section 6.6.2 below.

“Rotable” means a Component that can be economically restored to a serviceable condition and, in the normal course of operations, is repeatedly rehabilitated to a serviceable condition over a period approximating the life of the flight equipment to which it is related.

“SB” means Service Bulletin.

“TAT” means Turn Around Time measured in Days and is defined as set forth in Section 6.1.

“Term” means Initial Term, as the same may be extended pursuant to Section 8.1 and / or, terminated pursuant to Section 8.2.

“TSI” means time since last installation.

FINAL

1.2	Construction

In this Agreement unless otherwise expressly provided or the context otherwise requires:

1.2.1 words importing the plural shall include the singular and vice versa.

1.2.2 a reference to a Section, Article, Appendix or Exhibit is a reference to a Section, Article, Appendix or Exhibit to this Agreement, as the same may modified, supplemented and amended from time to time.

SECTION 2: PROGRAM SERVICES

2.1	Program Services

AVEOS shall provide the Program Services to VOLARIS according to the terms and conditions of this Agreement. The program services include: the provision of Component inventory, pooling and related support/logistics services for those Components set out in Appendix “A”, Allotment Inventory, Consignment Inventory , ATEC machine and Inventory Warehouse in Toluca (“In-Scope Services”) as described in Section 2.2 below, together with incidental Component maintenance, repair, overhaul services (“Out-of-Scope Services”) with respect to its A320 Family Fleet as set out in Appendix “—” and any other services set forth in this Agreement (the “Program Services”).

2.2	In-Scope Services

The In-Scope Services include the following Program Services:

1	The provision of serviceable Components in support of VOLARIS Aircraft with respect to: (i) normal line operational requirements, (ii) AOG situations arising, (iii) called Component removal during heavy airframe checks, (iv) removals due to non-routine findings during heavy airframe checks and removals of engine components (“Engine LRUs”) during an engine shop visit;

2	Provision of In-Scope Services in accordance with Service Level and Demand Fill commitments as set out in Appendix “H”;

3	Engineering services as specified in Appendix F;

4	All relevant shipping coordination and costs, as specified in Section 3.5 and handling costs;

5	Testing and re-certification performed due to requirements of the Airbus Maintenance Planning Data;

6	Removals based on “soft times” for selected Components. The “soft times” for Components agreed by the Parties is specified in Appendix G and the same may be amended from time to time by mutual agreement of the Parties;

7	Warranty management as specified in Section 6.5;

8

All current mandatory and reliability (Categories 1-4) SBs and ADs, as of May 30th, 2007. Any future mandatory and reliability (Categories 1-4) SBs and ADs issued after May 30th, 2007 are capped at ***** per SB / AD per Component serial number;

9	Provide shipping containers if preferred by AVEOS according to Section 3.5;

10	For stored aircraft, any Component removal after the 1st week of an aircraft being put back in service;

11	Provide an on-site service representative as specified in Section 3.3. and Appendix F;

12	Reporting and documentation as specified in this Agreement;

13	Replacement of Components or Parts deemed BER, provided such BER was not caused by any of the circumstances described as Out-of-Scope Services in Section 2.4 Numbers 3,4,7,9 or 10, and any shipping, handling fees including other similar charges from third party suppliers to AVEOS associated with replacement of Components or Parts deemed BER;

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

FINAL

14	AOG support as specified in Section 2.8;

15	Tooling and equipment as specified in Section 3.12;

16	Component allotment and pooling. Warehouse locations shall be in the vicinity of Toluca Airport and other locations within the United States and Canada as agreed between the parties; and

17	Support as specified in Section 3.9

The In-Scope Services will be provided by AVEOS to VOLARIS at the CPFH Rate.

2.3	INTENTIONALLY LEFT BLANK

2.4	Out-of-Scope Services

Program Services under the following circumstances shall constitute Out-of-Scope Services and will be billed to VOLARIS at Over and Above Rates:

1.	For any mandatory (Categories 1-4) SBs or ADs removed from the Aircraft and placed in the inventory pool;

2.	Repairs for Components due to: (i) operation of the Component not in accordance with the OEM instructions or flight manual or aircraft operating parameters, so long as it caused the Component failure, (ii) damaged due to VOLARIS’s negligence, (iii) damage due to Aircraft accident or incident and (iv) solely by events classified as Force Majeure.

3.	Repairs of Components, which on removal from Aircraft that have been repaired or modified by either VOLARIS or its line maintenance provider;

4.	Any required modification for lease return, except for Repairs for failed Components as specified in Section 2.2 Number 15.

5.	For stored aircraft, any removal for repair during the 1st week of an Aircraft being put back in service.

6.	FOD and DOD.

7.	Repairs covered and paid by VOLARIS’s insurance

8.	Parts or Components which are not compatible with those Parts or Components listed in Appendix I which are introduced into the VOLARIS fleet because of acquisition or lease.

9.	Inadequate packaging, storage or handling of a Component by VOLARIS or its agents, unless expressly indicated by AVEOS, so long as such inadequate packaging, storage or handling caused the Component failure.

10	Repairs for components not listed in Appendix I and/or with the same functionality than those described in Appendix I.

TAT for Out-of-Scope Services shall be mutually agreed upon between the Parties prior to any work commencing on the applicable Component or Part. Work estimates will include TAT, which shall also be subject to the SL penalties for missed SL as applicable and as specified in this Agreement. In case the approval is not received within 48 hours, AVEOS reserves the right to repair unit at VOLARIS expense so that the SLA is not jeopardized.

Additionally, for any mandatory (Categories 1-4) SBs or ADs removed from the Aircraft under a removal and upgrade campaign shall be agreed in advance and coordinated between the parties to ensure the orderly replacement of Parts or Components to ensure compliance and not adversely affect the provisioning or repair cycle.

2.5	Consumables and Expendables Support

AVEOS shall provide to VOLARIS the Consumables and Expendables Support as specified in Appendix C.

FINAL

2.6	INTENTIONALLY LEFT BLANK

2.7	ATEC and Inventory Warehouse in Toluca

Aveos will provide the ATEC and Inventory Warehouse in Toluca and all services related thereto specified in Appendix D.

2.8	AOG Support

AOG support process is described in Appendix E to this Agreement

SECTION 3: PROGRAM SERVICES SPECIFICATIONS

3.1	Components

AVEOS understands that it will provide Program Services to the Components covered by this Agreement, which are listed in Appendix I and/or with the same functionality than those described in Appendix I. The addition or deletion of a Component from those listed in Appendix I shall be mutually agreed, including any agreed adjustment (up or down) in the CPFH Rate.

VOLARIS will provide a copy of the Airbus and International Aero Engines IPCs and applicable RSPL to AVEOS, as they are made available and updated to VOLARIS from time to time.

Upon the induction or removal of Airbus 320 Family Fleet aircraft in VOLARIS’s fleet the parties shall amend the Aircraft listing in Appendix “A”. Prior to the introduction of any Aircraft, the parties shall review the modification status of the Components or Parts covered under the Agreement. Should the Component or Parts not be of the same modification status or not otherwise compatible, then the subject Components or Parts either shall be excluded from the In-Scope Services or shall be subject to Out-of-Scope charges for the first shop visit only.

3.2	Component / Part Certification

For all In-Scope Services performed, all Components or Parts provided under this Agreement shall come from an approved source and must be Part 145 FAA / EASA certified or have equivalent certification in accordance with bilateral transport agreements between applicable aviation authorities of United States of America/European Union and Canada.

Every Component or Part delivered to VOLARIS under the terms of this Agreement shall be accompanied by a FAA form 8130, and EASA Form 1, duel certification or equivalent, as applicable.

AVEOS shall make available, upon request, the Component, or Part Teardown data and ADs and SBs completed status report.

For any Out-of-Scope Services, AVEOS and any subcontractor used in the performance of the Services must be Part 145 FAA / EASA certified or have equivalent certification in accordance with bilateral transport agreements between applicable aviation authorities of United States of America/European Union and Canada and be on VOLARIS’s approved supplier list, or be approved in writing by VOLARIS prior to using such subcontractor. VOLARIS reserves the right at its sole discretion, acting reasonably, to remove and/or add vendors into the approved suppliers list which will be notified to AVEOS in a timely manner.

FINAL

Additionally:

•	All Services performed shall be done in accordance with any applicable terms and conditions of this Agreement, VOLARIS’s maintenance specifications and FAA’s and EASA approved directives;

•	Any work performed by subcontractors will not relieve AVEOS of any obligation it has to VOLARIS under this Agreement and will remain liable to VOLARIS as if AVEOS had performed such work itself;

•

VOLARIS is not responsible for any incremental costs resulting from AVEOS’ use of a subcontractor. VOLARIS shall pay AVEOS the rates per each of the Program Services specified in this Agreement. No extra charge and/or handling fee will be payable for Program Services performed by AVEOS subcontractors;

•

With respect to Out-of-Scope Services, VOLARIS shall have the right to reject/refuse the acceptance of any work and/or services performed by an AVEOS subcontractor, should such subcontractor either not be approved by VOLARIS or after being approved by VOLARIS, the subcontractor loses any required license or certification which has an impact on the certification of any Part.

3.3	AVEOS on-site services representative

An on-site service representative will be based at VOLARIS’s base in Toluca International Airport Licenciado Adolfo López Mateos in Toluca and available to assist VOLARIS as a single point of contact for management of the Program Services under this Agreement. The support will encompass the management of the different activities relevant for an efficient interface between VOLARIS and AVEOS. These activities will be related but not limited to: customer support and logistics. In addition, the on-site representative will also facilitate and coordinate engineering services specified in Appendix F.

An on-site service representative will provide support on day-to-day activities related, but not limited to the following:

•	Daily meetings with VOLARIS’s repairs personnel for prioritization of component needs (AOG Requests, MEL deferred items, critical requests, Advance Exchanges);

•	Provide prompt assistance with the solution of quarantined items;

•	Provide assistance with invoicing discrepancies;

•	Coordinate all related activities to the transport of Components and materials (Logistics);

•	Interact with VOLARIS’s Shipping and Receiving departments for Components and materials deliveries (inbound and outbound);

•	Closely coordinate with VOLARIS’s customs dedicated personnel to ensure smooth flow of Components and materials;

•	Liaise with subcontracted customs personnel (if applicable) for Components and materials import/export;

•	Closely coordinate with VOLARIS’s inventory planning personnel to:

•	Determine the correct allocation of repairs returning to VOLARIS depending on current inventory levels;

•	Coordinate for Consignment Inventory replenishment, if applicable

•	Provide support to VOLARIS’s finance personnel as necessary, including without limitation with respect to invoices;

•	Liaise with any other AVEOS departments as needed by VOLARIS with respect to the Program Services;

•

Availability of an on-site service representative shall be during normal VOLARIS business hours. However, on special AOG situations it can be expected by VOLARIS to have the support of the on-site representative after hours as reasonably requested by VOLARIS’s operation;

FINAL

•	Coordinate AOG support with AVEOS and VOLARIS respective Customs representative;

•	Any additional duties and responsibilities may be agreed by the parties in writing from time to time

AVEOS acknowledges that VOLARIS has the right, acting reasonably, to: (a) request AVEOS to replace the on-site service representative, or (b) exchange the local representative position at the Miami Logistic Center.

3.4	Facilities

Relative to Out-of-Scope Services, VOLARIS shall have access to visit any of AVEOS’ and sub-contractor’s facilities before the Effective Date of the Agreement.

During the Term of this Agreement, VOLARIS shall have access, with twenty four (24) hours prior notice, to perform a thorough examination of AVEOS’ and sub-contractor’s facilities (to the extent AVEOS can cause such access to a sub-contractor’s facilities) to ensure compliance with VOLARIS’s requirements and any applicable regulations. All repair stations must be Part 145 FAA / EASA certified or possess the equivalent certification through the applicable aviation authority so long as they are equivalent in accordance with bilateral transport agreements between applicable aviation authorities of United States of America/European Community and Canada.

VOLARIS shall retain right to inspect all facilities, records, manuals, safety procedures, and employee training procedures, which relate to the successful performance of this Agreement.

3.5	Shipping

The shipping responsibilities between VOLARIS and AVEOS are as follows:

Currently, the shipping and receiving stations for VOLARIS are as follows:

•	VOLARIS: Any of the Designated Locations as specified by VOLARIS.

VOLARIS reserves the right to change the above Designated Locations in the future, owing to any changes in strategic direction. If the changes in Designated Locations result in material change in shipping costs, discussions between the Parties shall be conducted in good faith on potential impact on pricing with applicable adjustments to be agreed.

VOLARIS will be responsible for all shipping containers required to transport Components from VOLARIS’s Designated Locations to AVEOS and serviceable Components from AVEOS to VOLARIS’s Designated Locations. If AVEOS prefers to use containers other than those provided by VOLARIS, AVEOS is responsible for providing such containers, at its sole cost and expense. Removed Components will be shipped directly to AVEOS’ repair facility from the VOLARIS’s Designated Locations. AVEOS will return serviceable Components to VOLARIS’s Designated Location specified by VOLARIS on a case-by-case basis. VOLARIS shall notify AVEOS of the applicable Designated Location in advance so as not to affect AVEOS’ SL under this Agreement. AVEOS carries the risk of loss and damage for the containers and/or Components while in transit between the VOLARIS Designated Location and AVEOS’ locations, both directions. Risk of loss

FINAL

transfers to VOLARIS upon delivery by AVEOS (received at a Designated Location and under VOLARIS’s control) to VOLARIS. AVEOS will be liable for loss or damage to VOLARIS’s containers and/or Components while at AVEOS’ premises or when in transit. VOLARIS will be liable for loss or damage to containers and/or Components while at VOLARIS’s premises.

3.6	PMA Parts, DERs and engineering support

The use of PMA Parts (14 CFR 21.303) will be allowed only if the PMA Parts or Components (Class II or Class III) have been approved in writing by VOLARIS. If not agreed by VOLARIS, AVEOS shall not provide or deliver any PMA Part.

VOLARIS reserves the right to incorporate the use of specific PMAs into its maintenance program that it deems appropriate. AVEOS shall not unreasonably refuse the specified PMA Part.

AVEOS shall use DERs and “Extended” DER repairs.

3.7	BER

AVEOS shall replace any Part or Component deemed BER at no additional cost to VOLARIS, except for BER caused by any of the circumstances described as Out-of-Scope in Section 2.4.

Either party may provide a used or new replacement Part instead of a new Part without the prior consent of the other party as long as conditions set forth in Section 3.15 are met.

3.8	Obsolescence

In the event that a Part or Component is declared obsolete, other than for configuration changes as required by the Aircraft manufacturer or VOLARIS, AVEOS will provide a new Part or Component to replace it, under the terms of this Agreement, at no additional cost to VOLARIS.

3.9	Periodic meetings

AVEOS will meet at least once every six (6) months with VOLARIS to review the productivity, efficiency, and other reliability related aspects within the scope of this Agreement. The review meetings with AVEOS, related to reliability aspects, may be scheduled at more frequent intervals, if deemed reasonably necessary by VOLARIS. During these meetings, VOLARIS will share internal reports / analysis by its engineering group with AVEOS. AVEOS shall provide necessary support to improve the overall reliability performance for its entire A320 Family Fleet.

Volaris shall assign an individual to participate to coordinate Volaris requirements through to implemention of the inventory management software currently under development.

3.10	Reporting and documentation

AVEOS must provide the following requirements for reporting with the serviceability certification tag or on a request basis:

•	If an Exchange Component is provided, the same level of reporting is required at the time the Component is provided to VOLARIS;

•	Reports must be provided to the appropriate maintenance correspondent at VOLARIS;

•	All teardown reports, detailing the actual work performed.

Additionally, AVEOS will be required to submit monthly reliability reports and provide insight into trends that affect system components and aircraft dispatch reliability.

FINAL

Every Component and/or Exchange Component delivered to VOLARIS under the terms of this Agreement shall be accompanied by the documentation:

•	FAA form 8130, or EASA Form 1, or equivalent, as applicable

•	Teardown data

•	ADs and SBs completed

•

Dual release (FAA/EASA) airworthiness certificate or equivalent in accordance with bilateral transport agreements between applicable aviation authorities of United States of America/European Community and Canada

•	Packing Slip

•	Proforma Invoice.

In the case of an Exchange Component AVEOS additionally shall make available, upon VOLARIS` request, full traceability of such Exchange Component.

AVEOS should provide access to online, internet-based customer support functions such as ability to monitor the status of ongoing Repairs, access to Repairs history, and download capability of repair documents such as teardown reports, release certificates FAA 8130 / EASA Form 1 or the equivalent in accordance with bilateral transport agreements between applicable aviation authorities of United States of America/European Community and Canada

AVEOS shall keep full and complete records of all Maintenance carried out hereunder in accordance with FAA and EASA applicable requirements (or the equivalent in accordance with bilateral transport agreements between applicable aviation authorities of United States of America/European Union and Canada) which records shall be opened for examination and inspection to VOLARIS during normal business hours. AVEOS shall furnish such current information with respect to such records as VOLARIS may reasonably require, together with copies.

3.11	Changes to Part Number List

Either party may request changes to the Part Number List as set out in Appendix I with respect to functionality of parts or the list itself, subject to agreement with the other party and an appropriate adjustment in the CPFH Rate, if any.

3.12	Tooling and equipment

AVEOS will be responsible, at no additional cost to VOLARIS, for all routine and non-routine tooling, fixtures and equipment that are required to complete the repair and pooling requirements outlined in this Agreement.

3.13	New aircraft inductions and removals

VOLARIS may add or remove aircraft from coverage under this Agreement. VOLARIS will provide all necessary data (i.e. delivery docs, serialized item list, IPC and RSPL or any other document deemed necessary by AVEOS to fulfill its obligations hereunder) to AVEOS upon addition or removal of an aircraft at least 30 days in advance for AVEOS’ review and planning. If an aircraft is added to or removed from this Agreement, no adjustments to the CPFH Rate (other than those set out in this Agreement) shall be made nor shall there be any other charges for such additions or removals, except for the event that the parts listed in Appendix I or the functionality of those parts are alternated.

If additional aircraft with Alternate Parts not included on the parts lists in Appendix I are introduced into VOLARIS’s A320 Family Fleet, AVEOS reserve the right to review the CPFH to incorporate costs of either (a) servicing the Alternate Parts with the same terms that apply to Primary Parts, or (b) replacing the Alternate Parts with the Primary Parts with VOLARIS’s written approval.

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3.14	Standards

All Program Services shall be performed in compliance with the OEM’s CMM, VOLARIS’s maintenance program, airworthiness regulations and specifications issued by the FAA and the EASA or any other applicable aviation authority. Additionally AVEOS shall observe all the performance standards set forth in this Agreement.

All Components, materials, piece parts or other Parts used in the performance of the Program Services shall:

a) be FAA and EASA approved, or equivalent in accordance with bilateral transport agreements between applicable aviation authorities of United States of America/European Community and Canada

b) comply with AVEOS’ inspection criteria,

c) comply with OEM’s CMM,

d) comply with airworthiness regulations and specifications issued by the FAA, EASA or any other relevant authority, and

e) company with VOLARIS’s maintenance program.

3.15	Part Exchange Process

The process for the exchange of Component or Parts is set out in Appendix E to this Agreement.

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SECTION 5: PRICING

5.1	Currency

The currency used in this Agreement for invoicing and payment shall be United States Dollars.

5.2	Cost Per Flight Hour

For the In-Scope Services, VOLARIS shall pay AVEOS the Cost per Flight Hour Rate by aircraft age category and fleet type listed in Appendix B in accordance with the following invoice process:

Rates will be charged by month for the number of Flight Hours flown by all aircraft in the A320 Family Fleet by each age group.

5.3	Over and Above Rates

For all Program Services that are Out-of-Scope Services, AVEOS will charge VOLARIS based on direct labor time and materials at the following rates (“Over and Above Rates”): The labor rate used in calculating direct labor shall be ***** per hour at an AVEOS repair facility outside of Central America, Mexico, and South America and ***** per hour within Central America, Mexico, and South America. All materials will be charged at OEM list price.

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Shipping charges and handling fees will be capped at ***** of material purchase price, or ***** per item, whichever is less. No additional material costs or mark-ups shall be applicable.

This Over and Above Rates shall only be effective for charges paid by VOLARIS. In the event that Over and Above Rates are payable by a third party, AVEOS may charge on a time and material basis at its own discretion.

5.4	Other rates

The rates for the following Program Services are specified in the Appendixes set forth below:

Consignment Inventory	Appendix C, Section 3.1.1
Consumables and Expendables Support	Appendix C, Section 3.1.2
Advance Exchanges	Appendix E, Section 3.1.1
ATEC operation for Out-of-Scope Services	Appendix D, Section 1.1.1

The rates specified above in Sections 5.2, 5.3 and 5.4 are the only charges to be paid by VOLARIS. Subject to Section 5.5, no additional charges shall apply.

5.5	Escalation

Escalation rate is based on the United States Consumer Price Index ( U.S. CPI), capped at ***** when the U.S. CPI is less than or equal to *****. If the U.S. CPI exceeds *****, ***** of the increase above ***** shall be shared between VOLARIS and AVEOS.

For example, if the U.S. CPI is *****, AVEOS will use the following equation:

***** + ***** * ***** = ***** annual escalation rate

The first escalation will occur on February 1st, 2010 and every year thereafter on February 1st . No other escalation will be permitted.

For escalation calculation purposes, US CPI - All Urban Consumers, provided by U.S. Department of Labor, Bureau of Labor Statistics (Select “More Formatting Options” on this link: to obtain 12-month percent change) shall be used.

Escalation is applicable to CPFH Rate, Over and Above Rates (except for ***** cap on shipping charges and handling fees), pricing for Logistics Services in Miami in Appendix D, SL penalties, NFF penalties in Section 6.4, Reliability Performance Penalties in Section 6.6.1.

5.6	Set-off

VOLARIS reserves the right to withhold and/or set-off any payment due to AVEOS as a result of the application of any penalties according to the terms of this Agreement against any AVEOS outstanding invoices. VOLARIS agrees to not withhold any other payment(s) of invoices which are due and owing to AVEOS, except for disputed payments as set forth in Section 5.8.

In the event that VOLARIS has withheld any penalties in error under any invoices from AVEOS pursuant to this Agreement, VOLARIS will immediately pay to AVEOS such withheld payment(s) together with interest at the rate of *****, pro-rated daily, from the date at which such payment(s) should have been made in accordance with this Agreement to the date of the actual payment of such withheld payment(s).

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5.7	Invoicing and payment

5.7.1 Pool Access Charges: Each month, AVEOS shall send VOLARIS, by the first (1st) day of the month, an invoice representing the current months’ Minimum Monthly Flight Hours multiplied by the Flight Hour Rate multiplied by the number of Aircraft for the Pool Access Charges as set out in Appendix B. Not later than thirty (30) days from date of the invoice VOLARIS shall remit payment of such invoice.

On or before the fifteenth (15th) Business Day of each month, VOLARIS shall report to AVEOS, Customer Invoicing group, the actual total Flight Hours Flown by each Aircraft during the previous month. The total Flight Hours Flown shall be reported to AVEOS’ by email or fax as advised by AVEOS or by alternate means as agreed between the Parties.

Upon receipt of the information referred to above, AVEOS shall then issue a detailed invoice reflecting: (i) the actual amount due resulting from the calculation of the actual total Flight Hours Flown during the previous calendar month multiplied by the Flight Hour Rate multiplied by the actual number of Aircraft; and (ii) the credit of the amount of the invoice paid as per the paragraph above.

The net of any amounts due to or due from AVEOS, as calculated on the detailed invoices described in the preceding paragraph shall be issued as either a credit invoice or a payable invoice, which shall be due and payable in accordance with this Agreement.

5.7.2 Repair/Overhaul & Out-of-Scope Charges: AVEOS will invoice VOLARIS on a monthly basis. Pricing will be applicable to the actual or Minimum Flight Hours by Aircraft, whichever is greater, for the previous month. VOLARIS will provide AVEOS with actual Flight Hours for the previous month by the fifteenth (15th) calendar day of the following month. Payment is due forty-five (45) from invoice receipt date. AVEOS’ invoice and VOLARIS’s payment shall be in United States currency. Invoices for Out-of-Scope Services and charges not included in the CPFC, shall be paid by VOLARIS by wire transfer within forty-five (45) days from date of receipt of the invoice.

Invoices should be sent to:

Concesionaria Vuela Compañía de Aviación,

Attn. Cuentas por Pagar, Accounts Payable Manager

Prolongación Paseo de la Reforma No. 490

Piso 1 (Edificio GE)

Col. Santa Fe Pena Blanca

Del. Álvaro Obregón

01210 México, D.F.

Tel. (+5255) 5261 6400

Fax. (+5255) 5261 6460

Payments will be made to:

Bank:	The Bank of Nova Scotia
Montreal, QC, Canada
SWIFT:	NOSCUS33
ABA:	*****
Transit:	*****
USD Account:	*****
Beneficiary:	Aveos Fleet Performance Inc.

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or such other account as shall be notified by AVEOS in writing.

5.8	Disputed amounts

In the event that there should arise between VOLARIS and AVEOS a dispute as to any particular item set forth in an invoice from AVEOS, VOLARIS agrees that it shall act reasonably in determining any disputed items and that it shall make prompt payment of all non-disputed items and shall be entitled to withhold payment only in respect of the disputed amount until such time as such dispute is resolved between the Parties.

5.9	Overdue amounts

In the event that AVEOS shall not have received payment of any invoiced amount which is not in dispute, when due, AVEOS shall charge VOLARIS, and VOLARIS agrees that it shall be liable for, in addition to the amount due stated on the relevant invoice, interest on such overdue amount at a rate of ***** per month, except for amounts in dispute.

5.10	Early payment discount

An early payment discount of ***** of the invoice amount will be granted if VOLARIS pays within ten (10) Days of invoice receipt.

5.11	Reconciliation

An annual reconciliation shall occur in September of each calendar year for the previous 12 months. Any amounts due to VOLARIS or AVEOS shall be settled within thirty (30) Days.

SECTION 6: PERFORMANCE REQUIREMENTS

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6.3	Defect

VOLARIS reserves the right to reject acceptance of a Component in any of the following events:

a)	If the Components fail to meet compatibility to VOLARIS’s Aircraft.

b)	If the Component is damaged;

c)	If the Component(s) received by VOLARIS contains any discrepancy in the accompanying paperwork or has any documents missing;

d)	If a Component(s) received by VOLARIS is defective because of workmanship and/or materials; or

e)	If the Component fails to meet any other requirement set forth in this Agreement.

In any of the foregoing events VOLARIS shall have the right to return the Components to AVEOS for Repair. AVEOS will cover the cost of shipping and related customs and duties between any VOLARIS Designated Location and AVEOS’ maintenance station in each case as required. In the case specified in paragraph c) above, VOLARIS shall have the right to return such Component to AVEOS only if after three (3) Business Days after VOLARIS has notified AVEOS of such

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discrepancy AVEOS has not cured such discrepancy. During such three (3) Business Day period the Component will be quarantined. After such three (3) day period has elapsed without the paperwork been remedied, the Component(s) will be deemed rejected and will be returned to AVEOS at its cost.

If a Component is not accepted by VOLARIS as provided above, such Component shall not be deemed received for the purpose of SL measurement and applicable SL penalty calculations.

Any defects found after acceptance of a Component, will be covered by the warranty specified below, if applicable. In such event, such Components will also be subject to SL requirements.

6.4	NFF

CPFH Rate includes “No Fault Founds” (NFF) removals up to ***** for the first two (2) years of the Term and up to ***** for the remainder of the Term.

For the purpose of clarity, the NFF thresholds (***** or ***** as applicable) are measured over a twelve (12) months period starting in ***** and each year of the Term thereafter. If the NFF exceeds ***** or *****, as applicable, VOLARIS will bear the transportation costs and bench check costs for the repairs, capped at ***** per NFF event over NFF thresholds set forth in this paragraph.

If the NFF is between ***** and *****, a joint committee will be set up between VOLARIS and AVEOS to work together to reduce the NFF rate.

If the VOLARIS NFF rate is lower than ***** of the historical NFF rate, measured over last twelve (12) month period as of September 2008 and each year of the Term thereafter, VOLARIS will receive a credit of ***** per NFF event improvement. For example, if the historical rate is nine percent (9%) and VOLARIS’s observed NFF is ***** (which is below ***** improvement requirement of *****, VOLARIS will receive a credit of ***** times the number of NFF events, resulting from the improvement of *****.

VOLARIS will provide Post Flight Reports (PFR) and Built In Test Equipment (BITE) test reports, whenever available through aircraft systems.

6.5	Warranties (Out-of-Scope)

AVEOS warrants that all Components shall be free from defects in material and workmanship for a period of twelve (12) months or three thousand five hundred (3,500) Flight Hours, which ever may occur first, from the date of delivery of the Component to VOLARIS. AVEOS warranty coverage shall include:

a)	Repair or replacement of the Component

b)	Shipping to/from VOLARIS’s Designated Locations

c)	Import and/or export duties and taxes, if applicable

d)	Labor, workmanship, and materials

AVEOS shall review and administer all OEM or subcontractors warranty opportunities and claims and act as an agent for VOLARIS in identifying warranty claims and submitting them on VOLARIS’s behalf as part of this Agreement. VOLARIS agrees to provide all relevant information to AVEOS on a timely basis for all such warranty administration.

Warranties provided in relation to the Components, materials, and workmanship provided hereunder may be transferred to third parties.

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6.6	VOLARIS engineering and reliability

6.6.1	Reliability

AVEOS must maintain Component reliability performance equal to or better than previous performance levels for all Components.

In addition to any other remedies set forth in this Agreement, if the ratio of the Performance Metric (as defined and calculated below) in the observed period to the rates of the Performance Metric in the in base period (“Performance Measurement”), is below zero point nine (0.9), AVEOS shall compensate VOLARIS with ***** per additional removal below zero point nine (0.9) threshold (“Reliability Performance Penalty”).

Performance Measurement will be assessed starting March 2008, and every six (6) months thereafter for the duration of the Term. The observed period is the last six months before the review date. The base period is the six months prior to the observed period.

Performance Measurement for the Term will be calculated as follows:

*****

For period of Effective Date until March 1, 2009, the following formula will be used to calculate Performance Metric:

Performance Metric:

(Total flight hours for the entire active A320 Family Fleet)
(Total Component removals due to confirmed failure across the entire active A320 Family Fleet)

Total Component removals across the entire active A320 Family Fleet will exclude any first removals (i.e., components that have never been repaired previously).

For period of March 2009 until the end of the Term, the following formula will be used to calculate Performance Metric:

Performance Metric:

MTTF per Component = (Sum of TSI across all units per Component) / (Total removals per Component) for all removals due to confirmed failure

Total removals per Component will exclude any first removals (i.e., components that have never been repaired previously).

Calculation for Reliability Performance Penalty assessment:

If any Performance Measurement as measured above is lower than 0.90, the penalty calculation is as shown below.

For the period: Effective Date until March 1, 2009

[*****] * *****

# of removals means total Component removals across the entire active A320 Family Fleet for confirmed failure flight hours means total flight hours for the entire active A320 Family Fleet

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For the period: March 1, 2009 to end of the Term

For each Component, penalty is calculated as follows:

In the event of an MTTF for the observed period of a component is lower than 0.9* MTTF for the based period of the same Component:

(Number of removals for observed period where TSI is lower than 0.9 * MTTF for the based period) * *****

Number of removals means all removals for a given Component due to confirmed failures.

In addition, in the event that VOLARIS determines that a Component or group of Components exhibit performance below industry standards, and such performance is of a persistent or reoccurring nature and is due to AVEOS workmanship, VOLARIS will notify AVEOS of such performance degradation. Upon receipt of notification from VOLARIS, AVEOS will have sixty (60) days to implement corrective action and display performance improvements. If no noticeable improvements are displayed after the sixty (60) day correction period, then VOLARIS, acting reasonably, reserves the right to require AVEOS to send such Component(s) to OEM or its designated repair station to perform Maintenance at no additional cost to VOLARIS.

6.6.2	Rogue Parts

VOLARIS reserves the right to refuse exchanges where the Component is recognized as a Rogue Part. A Rogue Part is defined as a Component that has been removed from an aircraft three (3) times within the last twelve (12) months, regardless of whether a failure was found or not. If a Component has been identified as a Rogue Part before the start of the Agreement, Maintenance to the same shall be perform at Over and Above Rate. If a Component becomes a Rogue Part during the Term, it is the responsibility of AVEOS to replace the Rogue Part with a new Component, at no additional cost to VOLARIS. AVEOS may provide a used Component instead of a new Component for valid reasons (e.g., longer lead times for new part) with VOLARIS’s consent, as long as conditions set forth in Section 3.15 are met. AVEOS will cover the cost of shipping and related customs and duties.

In order to isolate potential Rogue Parts during the Term, VOLARIS reserves the right to request a “full in-depth investigation” for those Components that have failed two (2) times during the last twelve (12) months and have been determined to be NFF. If a Component fails a consecutive third time within such twelve (12) months, then it shall be considered under the Rogue Parts procedure described in the previous paragraph in this Section 6.6.2.

SECTION 7: INDEMNITY AND INSURANCE

7.1	Indemnification

(A) VOLARIS agrees to hold harmless, defend and indemnify AVEOS, its affiliates, and their directors, officers, employees, agents and representatives (each an “AVEOS Indemnitee”), from and against any claim of third parties which may be suffered by, accrued against, chargeable to, or recoverable from AVEOS as a result of death of or bodily injury to any person or persons whomsoever (including, without limitation, VOLARIS’s employees but excluding AVEOS employees) and for loss of or damage to, destruction of, any property whatsoever (including, without limitation components, the Aircraft and any loss of use thereof), in any manner arising out of or in any way connected with the Program Services furnished or to be furnished by AVEOS under this

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Agreement, except in the case of claims arising out of the gross negligence or willful misconduct of AVEOS. VOLARIS shall, at the request of AVEOS, negotiate and defend any claim brought against any AVEOS Indemnitee or in which any AVEOS lndemnitee is joined as a party defendant based upon any other matters for which VOLARIS has agreed to indemnify each AVEOS lndemnitee as provided above. VOLARIS’s obligation hereunder will survive any expiration, termination, or cancellation of this Agreement.

(B) AVEOS agrees to hold harmless, defend and indemnify VOLARIS, its affiliates, and their officers, directors, servants, agents, representatives and employees (each a “VOLARIS Indemnitee”) from and against any claims of third parties, which may be suffered by, accrued against, chargeable to, or recoverable from VOLARIS as a result of injury to or death of any person (including, without limitation, AVEOS’s employees and excluding VOLARIS’s employees), or damage to, loss or destruction of property arising out of or in any way connected with the Program Services provided or to be provided by AVEOS under this Agreement, except in the case of claims arising out of the gross negligence or willful misconduct of VOLARIS. AVEOS shall, at the request of VOLARIS, negotiate and defend any claim brought against any VOLARIS Indemnitee or in which any VOLARIS lndemnitee is joined as a party defendant based upon any other matters for which AVEOS has agreed to indemnify each VOLARIS lndemnitee as provided above. AVEOS’ obligation hereunder will survive any expiration, termination or cancellation of this Agreement.

7.2	Limitation on liability

The total liability of AVEOS, including its subcontractors or suppliers, in connection this Agreement and/or for any and all claims, whether in contract, warranty, tort, products liability, patent infringement, or otherwise, (excluding gross negligence or willful misconduct), arising out of, connected with, or resulting from this Agreement, or from the performance or breach thereof, or the use, possession, operation, shipping, delivery, or maintenance of the Components shall be limited to *****

Notwithstanding the above AVEOS shall be fully responsible for all loss and/or damage occurring to VOLARIS’s property while in the custody, control or possession of AVEOS or AVEOS’s subcontractors. AVEOS shall not be responsible for loss or damage resulting from normal wear and tear and depreciation while in AVEOS’s custody.

Except as otherwise provided in this Agreement, it is agreed between the Parties that in no event shall either Party be liable for special, incidental or consequential damages under this Agreement, unless such damages are the result of the intentional and/or malicious acts of either Party.

7.3	Insurance requirements

(A) VOLARIS shall, at its sole cost and expense, procure and maintain in full force and effect during the term of this Agreement, (i) Hull all risks (including spare parts) insurance policies covering the aircraft and components subject to Program Services under this Agreement, (ii) Aircraft Liability, Aviation Third Party Legal Liability, Comprehensive General Third Party Liability, and Personal Injury insurance coverages, each having a combined single limit of not less than ***** for any one occurrence. (B) AVEOS shall, at its sole cost and expense, procure and maintain in full force and effect during the term of this Agreement, (i) comprehensive general third party liability and hangar keepers’ liability insurance (including Products and Completed Operations Liability insurance) having a combined single limit of not less than ***** for any one occurrence and (ii) adequate workers’ compensations coverage. Each of VOLARIS and AVEOS agree that the foregoing insurance coverage must be reasonably satisfactory to the other party and that proof shall be provided to the requesting party upon reasonable request.

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SECTION 8: TERM AND TERMINATION

8.1	Term

The Agreement will be effective from February 10, 2009 (“Effective Date”) to August 31, 2017 (the “Initial Term”). At the end of the Initial Term, VOLARIS reserves the right to unilaterally extend the Initial Term for an additional term of five (5) years, under the same terms and conditions of this Agreement, including without limitation CPFH Rate as the same may escalate in accordance with this Agreement.

8.2	Termination

8.2.1	Termination for market conditions

This Agreement will allow market reviews at third (3rd) and sixth (6th) anniversary from February 1, 2009. If during these reviews, VOLARIS is offered lower comparative prices by another supplier for the same Program Services, AVEOS will have an opportunity to match the new market pricing. If the new offer presented by AVEOS is not at or below the new comparative market offer, then VOLARIS shall have the right to terminate the Agreement without penalties.

VOLARIS will provide to AVEOS a summary of the relevant information, prepared under its sole discretion but acting in good faith and reasonably, submitted by such alternate supplier, certified as true by one of VOLARIS’s officers, one (1) month prior to the review date in years three (3) and six (6). AVEOS shall have thirty (30) Days from the date of receipt of summary of the commercial terms to present an offer for the same Program Services.

If the alternative offer cannot be matched by AVEOS and VOLARIS elects to terminate this Agreement, it shall provide AVEOS a three (3) months prior notice of termination.

8.2.2	Termination for material default

In the event of a material breach of this Agreement or any of its Appendixes by either VOLARIS or AVEOS remaining uncured for more than thirty (30) Days after receipt of written notification of such breach by the nonbreaching party, then upon providing at least three (3) months prior written notice of termination to the breaching party, the nonbreaching party may terminate in its entirety this Agreement and all applicable Appendixes, at its sole discretion, without penalties.

8.2.3	VOLARIS’s merger or acquisition

If VOLARIS were to participate in a merger or acquisition, and the acquired or acquiring company has lower cost comparative component maintenance agreements in terms of pricing and other key commercial and operational terms, VOLARIS will provide to AVEOS a summary of the relevant information, prepared under its sole discretion, certified as true by one of VOLARIS’s officers. AVEOS will have an opportunity to match these prices and terms. VOLARIS reserves the right to accept the new offer presented by AVEOS. If the new offer presented by AVEOS is not acceptable to VOLARIS, acting reasonably and in good faith, VOLARIS can terminate this Agreement, without penalties. Any termination will be effective, at VOLARIS’s sole discretion, not earlier than three (3) months after termination notice has been given, without penalties.

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8.2.4	Other termination by VOLARIS

VOLARIS shall also have the right to immediately terminate this Agreement, without penalties, upon providing at least three (3) months prior notice of termination to AVEOS except in the events specified in b) and d) where termination is immediate, at any time, if any of the following events occur:

a)	VOLARIS ceases to operate A320 Family Fleet;

b)	AVEOS files for insolvency, bankruptcy, reorganization, arrangement, dissolution, liquidation or similar proceedings;

c)	Subject to Section 9.5, if any single person or group of persons other than persons currently shareholders of AVEOS or any successors or assigns acquire direct control of AVEOS or any successors or assigns, or if it consolidates or merges with another person and any of those events would have, at VOLARIS sole discretion, an adverse effect on the ability of AVEOS or any successors or assigns to perform its obligations under this Agreement and any or all of its Appendixes;

d)	If AVEOS fails to maintain such licenses, permits, certificates, and / or authorizations required by any applicable aviation authority to perform the Program Services.

8.2.5	Other termination by AVEOS

AVEOS shall also have the right to immediately terminate this Agreement, at any time and without penalties, if any of the following events occur:

•	VOLARIS files for insolvency, bankruptcy, reorganization, arrangement, dissolution, liquidation or similar proceedings;

8.2.6	Termination due to performance

VOLARIS shall have the right to terminate this Agreement at any time without penalties, with due notice of no less than three (3) months, if the operational and/or reliability performance standards set forth in this Agreement are not met. These occurrences will include, but are not limited to, the following terms:

•	SLA performance

•

AOG: AVEOS must maintain or exceed VOLARIS’s historical operational performance to avoid AOGs. If the observed AOGs are due to Component shortages resulting from non compliance of any of the terms of this Agreement, as outlined in Section 4, and is ***** of VOLARIS’s historical levels (past year performance) for any month; or

•	Performance Measurement: if the Performance Measurement, as shown in Appendix H is not achieved.

•

Other standards: If AVEOS fails to meet any other standard set forth in this Agreement and does not cure such breach within a cure period of thirty (30) Days from receipt of default notice from VOLARIS.

8.3	General provisions regarding termination

If VOLARIS terminates this Agreement for any of the causes specified in Sections 8.2.2, 8.2.4 (b), 8.2.4 (c), 8.2.4 (d), or 8.2.6, in addition to any other remedies provided to VOLARIS under this Agreement or applicable law, AVEOS shall compensate VOLARIS an amount equal to the total amount invoiced by AVEOS and paid by VOLARIS under this Agreement over the three (3) month’s immediately prior to the date of termination of this Agreement.

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In the event the Agreement is terminated by either Party, VOLARIS shall remain obligated to pay AVEOS for all goods or services rendered under this Agreement up to and including the effective date of the termination.

SECTION 9: MISCELLANEOUS PROVISIONS

9.1	Title to Components and Parts

Transfer of title shall only occur in case of: a) Upon removal and installation on Aircraft of the Exchange Components according to the terms of Appendix E, b) withdrawal by VOLARIS of the Consignment Inventory according to the terms of Appendix C, and c) purchase by VOLARIS of Consumables and Expendables based on Consumables and Expendables Support, according to the terms of Appendix C.

9.2	Other fines and penalties

AVEOS shall assume any and all charges, penalties or fines imposed on VOLARIS by any applicable authority having jurisdiction over VOLARIS as a direct result of AVEOS’ negligent acts or omissions related to the Program Services.

9.3	Taxes and Duties

VOLARIS shall be responsible for any and all sales taxes, use taxes, imposts, withholdings, duties, or any other taxes or similar charges levied by the governments or similar authorities of Mexico and Canada on or in connection with any of the Program Services performed hereunder or things delivered under this Agreement, except for taxes levied by any governmental authority based on AVEOS’ net income or capital. Applicable taxes will be separately identified in each invoice.

VOLARIS further agrees to defend, indemnify and hold AVEOS harmless from and against the aforesaid taxes, duties and charges which are VOLARIS’s responsibilities according to this Section 9.3, and all reasonable legal fees, costs and expenses incurred in connection therewith. AVEOS further agrees to defend, indemnify and hold VOLARIS harmless from and against the aforesaid taxes, duties and charges which are AVEOS’s responsibilities according to this Section 9.3, and all reasonable legal fees, costs and expenses incurred in connection therewith.

Where Program Services are performed outside Mexico, Canada and the US the amount of VOLARIS’s tax liability pursuant to this Section 9.3 shall not exceed the amount of tax liability that would have arisen had Program Services been performed entirely in countries listed above. AVEOS will cover and be responsible for any difference in such amount.

Should the increase in VOLARIS’s net cost be attributable to a new Canadian tax or an increase in a currently existing tax applicable in Canada, then VOLARIS shall not be responsible for that tax and net cost increase, which will be borne by AVEOS.

If a claim is made against AVEOS for such taxes, duties or charges, AVEOS shall promptly notify VOLARIS. If requested by VOLARIS in writing, AVEOS shall not pay any such assessment or penalty or interest thereon except under protest, and if payment is made, AVEOS shall use reasonable efforts to obtain a refund thereof, or permit VOLARIS to protest such payment in AVEOS’ name. If all or any part of such assessment, penalty or interest be refunded, AVEOS shall repay to VOLARIS so much thereof as VOLARIS shall have paid. VOLARIS shall pay to AVEOS upon demand VOLARIS’s proportionate share of all expenses incurred by AVEOS to protest such payment or obtain a refund thereof.

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9.4	Notices

Any notices, requests, demands and other communications pursuant to this Agreement, unless otherwise specifically provided in this Agreement, including the schedules, shall be in writing and shall be deemed to have been duly given if delivered by hand, or mailed first class postage prepaid, or sent by facsimile to the respective parties at the following addresses, which may be changed by written notice:

To VOLARIS:

Concesionaria Vuela Compañía de Aviación,

Attn. Chief Operating Officer

Prolongación Paseo de la Reforma No. 490

Piso 1 (Edificio GE)

Col. Santa Fe Pena Blanca

Del. Álvaro Obregón

01210 México, D.F.

Tel: (+5255) 5261 6400

Fax: (+5255) 5261 6460

cc:

Attn. Director Juridico- General Counsel

Prolongación Paseo de la Reforma No. 490

Piso 1 (Edificio GE)

Col. Santa Fe Pena Blanca

Del. Álvaro Obregón

01210 México, D.F.

Tel. (+5255) 5261 6400

Fax. (+5255) 5261 6460

To AVEOS:

AVEOS FLEET PERFORMANCE INC.

AVEOS Headquarters Building – ZIP 8062

2311 Boulevard Alfred-Nobel

Saint-Laurent, QC

CANADA

H4S 2B6

Attention:	Legal Department
Fax: +1 514 856 7164
Cc:	Director, Customer Service
Fax: +1 514 856 7427

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9.5	Assignment

Neither Party shall be entitled to assign or transfer this Agreement or any part of its rights or obligations hereunder, without the other party’s prior written consent, which consent shall not be unreasonably withheld or delayed, provided that, AVEOS shall be entitled to assign or transfer this Agreement to any affiliate of AVEOS (or any successors or assigns of AVEOS), or to any acquirer of all or substantially all of the assets and business of AVEOS without the consent of VOLARIS, provided that as a result of any such acquisition, assignment or transfer, (A) VOLARIS shall not bear any increased costs which it would not otherwise have incurred in accordance with this Agreement but for any such acquisition, assignment or transfer, and, (B) the acquirer, assignee or transferee, after giving effect to the acquisition, assignment or transfer (i) has a substantially similar net worth as AVEOS (or any successors or assigns of AVEOS) (ii) has the ability and has confirmed in writing to VOLARIS that it shall carry out the terms of this Agreement, including but not limited to all warranties and penalties which arose prior to such acquisition, assignment or transfer and holds all necessary licenses, permits and authorizations required by the relevant aviation authority, (iii) is not a competitor of VOLARIS or any of its affiliates. VOLARIS acknowledges that as of the effective time of any such acquisition, assignment or transfer, it shall (a) look to the acquirer in respect of all obligations, duties and liabilities of AVEOS under this Agreement and (b) release AVEOS from all obligations, duties and liabilities under this Agreement.

As soon as is reasonably practicable after any such acquisition, assignment or transfer by AVEOS, AVEOS shall notify VOLARIS in writing. Until VOLARIS receives the notice of acquisition, assignment or transfer by AVEOS, all payments made by VOLARIS will be made in accordance with the terms of section 5.8 of this Agreement.

9.6	Further assurances

Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to avoid the entry or remove any injunctions, temporary restraining orders or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement. In addition, each of the parties hereto agrees, and agrees to instruct its respective counsel, to cooperate with each other to facilitate and to obtain all necessary waivers, consents and approvals at the earliest practicable date.

9.7	Confidentiality

Each Party hereby covenants and agrees to maintain the confidential nature of the terms and conditions of this Agreement and any other information disclosed to such Party pursuant to the terms hereof and/or in any way related to this Agreement and not to disclose the same by any means or for any purpose, except as follows: (1) to its accountants, attorneys and other professional advisors which are bound by a confidentiality agreement, (2) to its directors, officers, employees, its affiliates and their employees, directors and officers who specifically need to know such information, (3) as required by force of law or by judicial or administrative process, (4) to a potential assignee or transferee of all or substantially all of the assets of such Party and such persons respective accountants, attorneys and other professional advisors, in which event such Party shall assure that such potential assignee or transferee agrees to be bound by the same covenant and agreement, (5) as expressly contemplated under this Agreement, or (6) as may be necessary in the opinion of such Party to the exercise of any remedies hereunder; provided that

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in case of a disclosure referred to in Clause (3) above, the Party requiring disclosure shall use its commercially reasonable efforts to limit the extent of such disclosure to the extent permitted by law and such disclosing Party will provide the other Party with prompt advance written notice (which shall not be less than ten (10) Business Days in advance of the time for any such mandatory disclosure) so that the other Party may seek a protective order, confidential treatment, waiver or other appropriate protective relief with respect to all or part of such request or requirement, or waive compliance with the provisions of this Agreement with respect to all or part of such request or requirements. In the event that such protective order, confidential treatment, waiver or other remedy is not obtained prior to the deadline for complying with such request or requirement, and upon advice of counsel a Party reasonably believes that it is legally compelled to disclose information, then such Party may disclose only that portion of the information which it is advised in writing by counsel that it is legally compelled to disclose. Each Party will use its reasonable efforts to assist the other Party, and in no event will oppose any action by the other Party to obtain appropriate confidential treatment or protective relief as contemplated by this Section 9.7.

The obligations set forth in this Agreement shall not apply to information disclosed to such Party pursuant to the terms hereof 1) which has come into the public domain through no breach of this Agreement or any other confidentiality obligation between the parties; 2) which was lawfully disclosed to the Receiving Party by a third party not bound by a non-disclosure agreement with the disclosing party; or 3) which was rightfully known to the receiving party under no confidentiality obligation prior to entering into this Agreement, or 4) any disclosure specifically authorized in writing by the disclosing party

Any copies of such information made by the receiving Party shall reproduce the proprietary markings and any other legends contained thereon. This Section 9.7 shall survive termination or expiration of this Agreement for a period of three (3) years. .

Notwithstanding the foregoing, VOLARIS shall have the right to disclose the provisions of this Agreement to any of its codeshare partners for audit purposes without making available the commercial terms.

VOLARIS shall own all of the wordings and language, except pricing, used in all RFP materials (including but not limited to RFP, RFP addendum) Memorandum Of Understanding between the parties dated July 1st, 2007 and this Agreement and its Appendixes.

Additionally, AVEOS shall not be permitted any publicity in relation to this Agreement, nor may it use VOLARIS’s name, logo or corporate style, without VOLARIS’s prior written consent.

9.8	Disputes

Any dispute, claim, or controversy between the Parties shall be first resolved by discussions between them to find amicable settlement of such dispute, claim, or controversy within sixty (60) Days. If the same cannot be resolved within such period of time, then legal action can be initiated by either Party in the courts specified in Section 9.9.

9.9	Governing law

This Agreement shall be governed by the laws of the state of New York without reference to conflict of laws principles. The provisions of the Convention of the International Sale of Goods shall not apply. Any suit must be brought in courts of the State of New York and the United States District Courts located in the Borough of Manhattan, New York, New York, and the Parties irrevocably consent to personal and exclusive jurisdiction and forum of, and agree to be bound by any judgment and orders rendered by, these courts.

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9.10	Order of precedence

The terms and conditions of this Agreement herein shall take precedence over the “Terms and Conditions” printed on the reverse of AVEOS’ “General Conditions of Sale” or the reverse of AVEOS’ order acknowledgment forms or any standard terms on any document provided by VOLARIS or AVEOS, including, but not limited to purchase orders and repair orders.

9.11	Entire agreement

This Agreement together with its Appendixes embodies the entire agreement and understanding of the Parties and, as of its Effective Date, terminates and supersedes all prior or independent agreements and understandings between the Parties covering the same subject matter.

9.12	Severability and interpretation

Headings in this Agreement are for the purpose of convenience only and shall not be used in the interpretation of any part of this Agreement. In this Agreement, the use of the singular includes the plural and vice versa and the use of any one gender includes all genders. Each provision of this Agreement is severable from the other. In the event that any such provision is declared by a court of competent jurisdiction to be unenforceable, or is rendered unenforceable or illegal by any statutory or regulatory change, the validity of the remainder of this Agreement shall not be affected. In the event that a material provision of this Agreement is rendered unenforceable, the parties shall negotiate in good faith to amend such provision sufficiently to render it enforceable.

9.13	Benefit of the agreement

This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns.

9.14	Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF VOLARIS and AVEOS have caused this Agreement to be executed as of the day and year written below.

Aveos Fleet Performance Inc.	Concesionaria Vuela Compañía de Aviación, S.A. de C.V.

By: /s/ Robert Comeau	By: /s/ Fernando Suárez Gerard
Robert Comeau	Fernando Suárez Gerard
Vice President Chief Financial Officer	Chief Financial Officer

I have the authority to bind the company.	I have the authority to bind the company.

By: /s/ Thomas G. Wilson
Thomas G. Wilson
Vice President, Component Maintenance Solutions

I have the authority to bind the company.

FINAL

APPENDIX A: AIRCRAFT LISTING

AIRCRAFT GENERAL INFORMATION							ENGINE INFORMATION
NO	TAIL	MSN	MANUFACTURER DATE	DELIVERY DATE	MODEL	TYPE	MODEL	POS 1 SN	POS 2 SN
1	N473TA	1140	1999/11/17	1999/11/17	1999	A319-132	V2524-A5	V10660	V10645
2	N474TA	1159	2000/01/18	2000/01/18	2000	A319-132	V2524-A5	V10657	V10648
3	XA-VOI	2657	2006/02/28	2006/02/28	2006	A319-132	V2524-A5	V12285	V12146
4	XA-VOL	2666	2006/02/28	2006/02/28	2006	A319-132	V2524-A5	V12170	V12172
5	XA-VOC	2997	2007/01/17	2007/01/17	2007	A319-132	V2524-A5	V12490	V12476
6	N502VL	3463	2008/04/18	2008/04/18	2006	A319-132	V2524-A5	V12891	V12893
7	N503VL	3491	2008/04/21	2008/04/21	2006	A319-132	V2524-A5	V12908	V12912
8	N504VL	3590	2008/07/22	2008/07/22	2006	A319-132	V2524-A5	V13000	V13002
9	XA-VOA	2771	2006/05/30	2006/05/30	2006	A319-133	V2527M-A5	V12671	V12278
10	XA-VOB	2780	2006/05/30	2006/05/30	2006	A319-133	V2527M-A5	V12286	V12288
11	N501VL	2979	2007/01/19	2007/01/19	2007	A319-133	V2527M-A5	V12472	V12487
12	XA-VOD	3045	2007/03/15	2007/03/15	2007	A319-133	V2527M-A5	V12532	V12545
13	XA-VOE	3069	2007/03/16	2007/03/16	2007	A319-133	V2527M-A5	V12557	V12559
14	XA-VOF	3070	2007/03/28	2007/03/28	2007	A319-133	V2527M-A5	V12883	V12563
15	XA-VOG	3175	2007/06/22	2007/06/22	2007	A319-133	V2527M-A5	V12636	V12638
16	XA-VOH	3253	2007/09/21	2007/09/21	2007	A319-133	V2527M-A5	V12708	V12706
17	XA-VOJ	3279	2007/10/19	2007/10/19	2007	A319-133	V2527M-A5	V12728	V12736
18	XA-VOK	3450	2008/03/28	2008/03/28	2006	A319-133	V2527M-A5	V12274	V12886
19	XA-VOO	3705	2008/11/13	2008/11/13	2006	A319-133	V2527M-A5	V13093	V13095
20	XA-VON	3672	2008/11/10	2008/11/10	2006	A320-233	V2527E-A5	V13073	V13079
21	XA-VOM	3624	2008/10/08	2008/10/08	2006	A320-233	V2527E-A5	V13051	V13053
	Spare						V2524-A5	V12144
	Spare						V2527M-A5	V13063
	Spare						V2527M-A5	V12567

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*****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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APPENDIX C: CONSUMABLES AND EXPENDABLES

1. Consignment Inventory

AVEOS agrees to provide to VOLARIS a consignment inventory of Consumables and Expendables (hereinafter referred to as “Consignment Inventory”), which will be placed at the Inventory Warehouse in Toluca. Orders placed by VOLARIS from such Consignment Inventory will be subject to payment of the corresponding invoices at the rates specified in Section 3.1.1 of this Appendix C.

The part numbers and associated quantities for the Consignment Inventory will be mutually agreed by VOLARIS and AVEOS at the bi-annual review meeting or at any other time as needed. Consignment Inventory will be replenished by AVEOS according to the terms and conditions of this Agreement.

1.1.	Execution procedures

A detailed procedures document will be proposed by AVEOS, reviewed with VOLARIS and agreed by both Parties. This procedures document will include a section detailing performance metrics mutually agreed by both Parties to measure AVEOS’s performance under this Agreement. A procedures document will be jointly developed and mutually agreed upon by AVEOS and VOLARIS. Thereafter, AVEOS shall fully perform all of its obligations with respect to this Appendix C within two (2) months following agreement of the procedures document. AVEOS and VOLARIS will jointly work to ensure full performance of the obligations in this Appendix C to start no later than thirty (30) Days after the Effective Date. This procedures document will be revised as required during the Term.

The procedures, details, terms or provisions of such document shall in no way alter, modify, supersede, diminish or contradict the terms and provisions of this Agreement. In case of conflict between the procedures document and the Agreement, the Agreement shall prevail.

1.2.	Duties of the Parties

1.2.1	VOLARIS duties

VOLARIS will provide the following services at its own cost:

a) VOLARIS shall supply to AVEOS, on a regular basis, a list of additional Consumables and Expendables to be purchased to supplement the Consignment Inventory.

1.2.2	AVEOS duties

AVEOS will provide the following duties at its own cost :

a)	Consignment Inventory: part numbers and suggested quantities for Consignment Inventory will be provided by VOLARIS.

b)	Warehousing and storage capabilities for the Consignment Inventory at the Inventory Warehouse in Toluca.

c)	Compliance with applicable FAA or EASA regulation regarding storage of Consumables and Expendables.

d)	Appropriate workforce to perform administration, distribution and handling of the Consignment Inventory

e)	AVEOS shall at all times keep ownership of the Consignment Inventory. However VOLARIS shall be entitled to order from said Consignment Inventory.

f)	Replenishment at minimum inventory level to be mutually agreed between the Parties or at VOLARIS’ request according to fleet and operation evolution. After the delivery of the Consignment Inventory, AVEOS will immediately place the order to replenish any items of the Consignment Inventory when the agreed minimum stock level is reached.

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g)	AVEOS shall ensure that paperwork, as required to comply with any airworthiness and legal requirements related to the Consumables and Expendables, accompanies any delivery of Consumables or Expendables. The required paperwork shall be agreed within thirty (30) Days of the execution of this Agreement.

h)	During the Term AVEOS shall provide in an electronic format any changes to the levels of this Exchange Inventory on a day-to-day basis.

For each request, VOLARIS shall send an order to AVEOS. Such order shall specify:

(i)	Description of the Consumables or Expendables,

(ii)	The part number, if applicable,

(iii)	The quantity requested,

(iv)	The delivery time.

The order shall be addressed to AVEOS, as per the contact details specified in the procedures document.

The Consumables and Expendables necessary to replenish the Consignment Inventory will be shipped, as soon as possible.

2. Consumables and Expendables Support

Upon VOLARIS’ request, AVEOS will provide Consumables and Expendables which are not included in the Consignment Inventory, at the rates specified in 3.1.2 of this Appendix C.

VOLARIS shall provide AVEOS with a list of necessary Consumables and Expendables to be purchased by AVEOS on behalf of VOLARIS.

For each request, VOLARIS shall send an order to AVEOS. Such order shall specify:

(i)	Description of the Consumables or Expendables,

(ii)	The part number, if applicable,

(iii)	The quantity requested,

(iv)	The delivery time

The order shall be addressed to AVEOS, as per the contact details specified in the procedures document.

The Consumables or Expendables will be delivered and invoiced to VOLARIS as specified in the delivery time request, stated above.

3. Financial Conditions

3.1	Pricing

3.1.1	Consumables and Expendables drawn by VOLARIS from the Consignment Inventory will be invoiced at a price of ***** of OEM Catalogue List Price ***** mark-up during the Term. Mark up value is capped at ***** per item.

3.1.2	Non-consigned Consumables and Expendables supplied by AVEOS upon specific request from VOLARIS according to the Consumables and Expendables Support will be invoiced at a price of ***** of OEM Catalogue List Price plus ***** mark-up during the Term. Mark up value is capped at ***** per item.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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3.1.3	Any shipping costs and related duties and taxes which arise pursuant to AVEOS’s provisioning of Consumables and Expendables with respect to Sections 3.1.1 and 3.1.2 of this Appendix C shall be borne ****. The duties and taxes which arise pursuant to VOLARIS’ usage of the Consignment Inventory will be paid *****.

4. Additional terms

4.1	Shipping procedure - packing - transportation and delivery

4.1.1	General

Each Party undertakes that any Consumables or Expendables sent by one Party to another for the purpose of this Agreement shall be packed in accordance with the manufacturer’s and all applicable ATA 300 recommendations and, if applicable, regulations concerning transportation of hazardous material. The Parties undertake to maintain the packing containers or frames in good and reusable condition, if applicable.

4.1.2	Packing - transportation and delivery

(i)	If applicable according to Section 4.5 of this Appendix C, VOLARIS shall return to AVEOS all the Consumables and Expendables covered by this Agreement Delivery Duty Unpaid (DDU) at VOLARIS’ base at Toluca International Airport.

(ii)	All Consumables and Expendables will be put at the disposal of VOLARIS for collection DDU at VOLARIS’ base at Toluca International Airport.

4.1.3	Shipping address

CONCESIONARIA VUELA COMPAÑIA DE AVIACIÓN, S.A. DE C.V.

Materials Manager

Aeropuerto Internacional de Toluca

Puerta No.1

Almacén Técnico de Volaris

San Pedro Totoltepec, C.P. 50130

Toluca Estado de México, México

Tel.52 (722) 277 1200 Ext. 1325

Fax 52 (722) 277 1283; 52 (722) 277 1282

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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4.2	Transfer of risk and title

4.2.1	Transfer of risk

Risks shall be transferred from AVEOS to VOLARIS upon acceptance by VOLARIS at VOLARIS’ base at Toluca International Airport.

4.2.2	Transfer of title

The Consumables and Expendables of the Consignment Inventory shall remain the property of AVEOS until acceptance from the Consignment Inventory by VOLARIS.

The Consumables and Expendables provided to VOLARIS under the Consumables and Expendables Support will pass to VOLARIS upon acceptance by VOLARIS.

Transfer of title will occur without further act, free and clear of all liens.

4.3	Warranty

AVEOS shall assign to VOLARIS any and all manufacturer warranties with respect to all Consumables and Expendables (to the extent that such warranties may effectively be assigned). These manufacturer warranties shall be the sole warranties, and exclude all other warranties in respect of the Consumables and Expendables covered under this Agreement.

4.4	Insurance

AVEOS shall bear the entire risks of loss of the Consignment Inventory.

VOLARIS shall not be responsible for loss or damage resulting from normal wear and tear and depreciation while in AVEOS’ custody.

4.5	Options upon termination

At termination date of the Agreement, VOLARIS shall have the option to purchase all or a part of the Consignment Inventory at the original purchase price.

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*****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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APPENDIX E: PARTS EXCHANGE PROCESS

1.	Request for Exchange Component or Part

a.	VOLARIS will make a request for a serviceable Component or Part (planned in advance) or directly sends an unserviceable Component or Part to AVEOS’ third party warehouse and logistics provider (‘Logistics Provider’) with type of request, ***** process in accordance with the inventory classification.

b.	Logistics Provider will process the request through to AVEOS inventory facilities and advise VOLARIS of delivery status

c.	Logistics Provider will route the Component or Part to the designated repair facility.

d.	If there is serviceable Component or Part inventory located at Logistics Provider, then such serviceable Component or Part will be delivered to VOLARIS in accordance with the criticality priority. Title of the Component or Part shall transfer from the inventory provider to VOLARIS.

e.	VOLARIS shall deliver within ***** of removal from the Aircraft the corresponding unserviceable Component to Logistics Provider. Should such unserviceable Component is not returned within the stipulated time period, then the Component shall be excluded from any Program Service Performance and Penalty calculations, if applicable. Title to such unserviceable Component shall transfer from VOLARIS to AVEOS’ inventory provider.

f.	In the event that the required Component is not located at Logistics Provider, Logistics Provider will then process the request through to AVEOS inventory facilities and advise VOLARIS of delivery status

g.	VOLARIS shall act as Importer of Record for all importation of Components and Parts.

h.	Logistics Provider, will perform initial inspection of the Components or Parts and confirm receipt of required documentation.

i.	Logistics Provider will obtain a ‘Certificate Deposito’ and retain custody of the Allotment Inventory pending an Exchange request from VOLARIS.

j.	Logistics Provider will track Component or Part at a serial number level.

2.	Allotment Inventory – Toluca

a.	VOLARIS will provide a listing of Component and Parts, as specified in Appendix I, designated Category A, B, C, D.

b.	AVEOS, *****, will establish the level of inventory in Toluca sufficient to meet the performance obligations as set out in Appendix G.

c.	VOLARIS shall act as Importer of Record for all importation of Components and Parts.

d.	Logistics Provider will perform initial inspection of the Components or Parts and confirm receipt of required documentation.

e.	Logistics Provider will obtain a ‘Certificate Deposito’ and retain custody of the Allotment Inventory pending an Exchange request from VOLARIS.

f.	Logistics Provider will track Component or Part at a serial number level.

2.	AOG Handling

Should VOLARIS request a serviceable Component with no inventory available in Toluca nor at its United States or Canadian inventory location, AVEOS (through Logistics Provider) will coordinate all activities through AVEOS’ AOG desks to obtain such serviceable Component. Should AVEOS be unsuccessful in obtaining such serviceable Component, *****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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APPENDIX F: ENGINEERING SERVICES

The on-site representative should facilitate the following engineering services.

1. Liaison among AVEOS and VOLARIS engineering & maintenance divisions.

a)	Analysis of VOLARIS’s maintenance & reliability reports

b)	Figures (NFF, special cases investigations) presentation in VOLARIS’s maintenance and reliability meetings.

c)	Report presentations (retrofit programs, improvement programs) in VOLARIS’s maintenance and reliability meetings.

d)	Obtain repair information when requested by VOLARIS engineering, as an example, when a unit is offered.

2. Retrofit and other improvement programs technical & administrative control.

a)	Perform retrofit and other improvement programs control in strict adherence to VOLARIS’s internal procedures.

b)	Obtain and provide commercial offers in response to VOLARIS’s engineering & maintenance department requests.

c)	Keep retrofit or other improvement programs control matrix up to date.

d)	Plan and coordinate retrofit or other improvement programs accomplishment with VOLARIS’s engineering, planning and maintenance departments.

e)	Retrofit programs and other modification projects technical and economical impact measurement reports.

3. NFF technical & administrative control

a)	Perform all NFF control in strict adherence to VOLARIS’s internal procedures.

b)	Keep NFF VOLARIS’s Information and Computations up to date.

c)	Perform NFF Investigations.

d)	Keep deep-test Information and associated controls up to date.

e)	Keep “on-watch” (prone to repeated failure) Components control updated and available to VOLARIS.

f)	For this contract purposes, ***** would be accommodated to include and cover all Components listed in the “in-Scope” list, provided the corresponding VOLARIS provides proof of failure and demonstrate failure occurred.

g)	Components meeting previous criteria would not be considered NFF and would not be counted against NFF figure.

4. Rogue Part technical & administrative control

a)	Perform Rogue Parts Control in strict adherence to VOLARIS’s internal procedures.

b)	Keep Rogue Parts VOLARIS’s Information and Computations up to date.

c)	Perform Rogue Parts investigations and obtain final solutions.

d)	Keep VOLARIS’s repair and exchanges information (Exchange Component and Core Units) up to date and available to VOLARIS.

5. Engineering Investigations

a)	Perform engineering investigations in strict adherence to VOLARIS’s internal procedures.

b)	Perform engineering investigations when failure mode points out to component poor performance.

c)	Engineering Investigation would be validated by corresponding VOLARIS engineering departments.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

FINAL

6. MTBR Analysis

a)	Perform MTBR Analysis and Surveillance in adherence to VOLARIS’s internal procedures.

b)	Keep MTBR Information and Computations up to date.

c)	Perform MTBR Investigations and obtain final solutions when alerts are triggered.

d)	Special attention and work would be devoted to premature failures, which should be adequately clarified and preventive action must be proposed.

In order to perform these tasks, AVEOS would obtain access to VOLARIS’s relevant information resources, which are adequate. Correspondingly, VOLARIS would obtain access to adequate information resources, sufficient for proper validation and approval of reports and data produced by AVEOS.

No report, control, chart or data issued by AVEOS would be considered official unless the same has been properly analyzed accepted and approved by the corresponding VOLARIS engineering departments.

AVEOS would establish on-line information systems which would allow the VOLARIS representatives direct access to up-to-date repair information needed for engineering analysis and investigations.

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APPENDIX G: SOFT-TIMES FOR COMPONENTS

PART DESCRIPTION	P/N	MINOR SOFT TIME
COOLER I.D.G. OIL	6844-000	*****
FUEL PUMP	5009913G	*****
FUEL METERING UNIT (FMU)	8061-637	*****
FUEL METERING UNIT (FMU) TRW - Lucas	FMU560/570	*****
RAD. AIRE B.#4-ACAC	D1876-1000A	*****
HPT STG. 10 AIR MAKE UP VALVE	5860010-108	*****
HPT STG. 10 AIR MAKE UP SOLENOID	AC69674	*****
ACC VALVE	5860016-134	*****
ACC ACTUATOR	5860017-139	*****
OIL PUMP & amp; FILTER	4A7110	*****
ACOC - AIR COOLED OIL COOLER	50026001-1	*****
FCOC - FUEL COOLED OIL COOLER	55022001-11	*****
OIL COOLER AIR MODULATING VALVE	8910-620	*****
OIL SCAVENGE PUMP	4A7121	*****
#4 BRG. COMPART. SCAVENGE VALVE	32F0003	*****

The soft-times specified in this Appendix G are subject to change by a mutual agreement of the Parties.

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APPENDIX H: PROGRAM SERVICES PERFORMANCE

1.	ADMINISTRATION OF POOL FOR COMPONENTS

1.1	Service Level

PRIORITY CODE [1]	DEFINITION	Routine Delivery
CODE 1	NO-GO	Not to exceed *****
CODE 2	GO-IF	Not to exceed *****
CODE 2A	GO-IF	Not to exceed *****
CODE 2B	GO-IF	Not to exceed *****
CODE 2C	GO-IF	Not to exceed *****
CODE 2D	GO	*****
CODE 3	GO	*****
CODE 3A	GO IF [Customer Convenience Items]	Not to exceed *****
NOT CODED [2]	Engine LRUs	*****

Note 1:	VOLARIS may revise the category of a component upon advice to Aveos and agreement on effectively of such revision.
Note 2:	‘Not-Coded’ Components will not be considered for pool performance measurement purposes.

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1.2	Service Level Agreement

Service Level performance will be monitored monthly and corrective action taken to ensure that the agreed Service Levels are maintained.

Penalties, if any, will be calculated on the basis of performance over a ***** period and assessed on the corresponding six month cumulative invoices for pool inventory access.

In the event of a Service Level credit is due to VOLARIS, then a credit note will be issued and applied to the subsequent month`s invoice.

In addition, if the Service Provider is late ***** for the same Part Number within a ***** period, then VOLARIS reserves the right to purchase an additional part and place it within VOLARIS inventory to use for the lasting of the Pool contract, at cost to the Service Provider. In the event that the Service Provider has lower than ***** on Global Service Level ***** in succession, or ***** out of *****, VOLARIS will have the right to terminate the Agreement in accordance with Section 8.2.6.

In the event that the Service Provider is not able to provide the required part within the specified timeframe, VOLARIS shall be allowed to rent or purchase, if necessary, the Part required to fill the requirement at cost to the Service Provider, including logistics, duties and taxes. In advance of this occurrence, the Service Provider will make all reasonable efforts to acquire the Part at their own expense.

In case of an AOG situation caused by a non delivered component from the Pool, the Service Provider should cover the total expenses derived from this failure to VOLARIS, including but not limited to: purchase, exchange, lease, loan or any other method determined by VOLARIS to cover the requirement as well as commercial repercussions like passenger protections, OTP warranty program and others. Penalties assessed as commercial repercussions are to be capped at ***** per AOG caused by non delivery from the pool.

1.3	Service Level and Penalties for Pool Access

Service Level: Shall be calculated according to the following rules:

Demand events shall be fulfilled within ***** at an ***** percent success rate

Demand events shall be fulfilled within ***** at an ***** percent success rate

Penalty Application: At the end of a given ***** period, the total number of successful delivery events to for both the ***** delivery will be calculated and compared to the Pool Service Level threshold success rate for the ***** period. For the purposes of clarity, the penalty, calculation shall exclude statutory holidays in the U.S or Mexico.

Example: [Review Period: February – July inclusive]

120 out of 150 requests delivered within *****

28 out of the remaining 30 requests delivered within *****

150 total requests

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Such percentage shall then be applied to the cumulative total of the monthly Pool Access invoices for the preceding 6 months and paid as a credit invoice, to be applied to the next issued invoice.

Example:

Cumulative monthly invoice amounts for Pool Access for 6 month period = *****

Credit to be applied = *****

1.4	Transition Agreement and Plan

Subsequent to the Effective date of this amended and restated Agreement, the parties, agree to the following transition and implementation plan and conditions:

1.4.1	Inventory Pool: The Inventory pool shall be established for all Categories as of the Effective Date of the Agreement.

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1.4.2	Penalty Assessment: Penalty calculation and assessment will apply for all items as of the Effective Date.

1.4.3	Special Handling During Transition: For the duration of the initial thirty (30) days from the Effective Date, should VOLARIS declare an AOG or similar urgent requirement for a listed Part, then Aveos will expedite the delivery of the required Part to VOLARIS on a best commercial efforts basis.

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***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.